Exhibit 99.1
FLEETCOR Reports Second Quarter 2017 Financial Results

NORCROSS, Ga., August 3, 2017 — FLEETCOR Technologies, Inc. (NYSE: FLT), a leading global provider of commercial payment solutions, today reported financial results for its second quarter ended June 30, 2017.

“We reported another very good quarter, with adjusted net income per diluted share growth of 26%, and organic revenue growth of approximately 9% in the quarter, on a constant fuel price, currency, and spread basis,” said Ron Clarke, chairman and chief executive officer, FLEETCOR Technologies, Inc. “We recently completed the sale of our Nextraq business, we announced the upsizing of our senior credit facility, and accelerated share repurchase (ASR) agreement.”

Financial Results for Second Quarter of 2017:

GAAP Results

•	Total revenues increased 29.5% to $541.2 million in the second quarter of 2017 compared to $417.9 million in the second quarter of 2016.

•	GAAP net income increased 12.7% to $131.0 million in the second quarter of 2017 compared to $116.3 million[2] in the second quarter of 2016.

•	GAAP net income per diluted share increased 13.9% to $1.39 in the second quarter of 2017 compared to $1.22 per diluted share[2] in the second quarter of 2016.

Non-GAAP Results1

•	Adjusted revenues[1] (revenues, net less merchant commissions) increased 29.1% to $510.6 million in the second quarter of 2017 compared to $395.6 million in the second quarter of 2016.

•	Adjusted net income[1] increased 24.7% to $187.0 million in the second quarter of 2017 compared to $150.0 million[2] in the second quarter of 2016.

•	Adjusted net income per diluted share[1] increased 26% to $1.99 in the second quarter of 2017 compared to $1.57 per diluted share[2] in the second quarter of 2016.

Fiscal-Year 2017 Outlook:

“We are raising our guidance to reflect our second quarter results compared to our expectations. We also are estimating that the impact of the sale of the Nextraq business, the acquisition of Cambridge, and impact of the ASR will have a neutral impact on our rest of year results, but will be cumulatively accretive on an annual basis.” said Eric Dey, chief financial officer, FLEETCOR Technologies, Inc.

For 2017, FLEETCOR Technologies, Inc. financial guidance is as follows:

•	Total revenues between $2,195 million and $2,245 million;

•	GAAP net income between $545 million and $565 million;

•	GAAP net income per diluted share between $5.80 and $6.00;

•	Adjusted net income[1] between $775 million and $795 million; and

•	Adjusted net income per diluted share[1] between $8.24 and $8.44.

FLEETCOR’s guidance assumptions for 2017 are as follows:

•	Weighted fuel prices equal to $2.43 per gallon average in the U.S. for those businesses sensitive to the movement in the retail price of fuel for 2017.
______________________________
1Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibit 2-3 and 5-6, and segment information is provided in Exhibit 4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 7.
2Reflects the impact of the Company's adoption of Accounting Standard's Update 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, to simplify several aspects of the accounting for share-based compensation, including the income tax consequences. See Exhibit 6 for a reconciliation to previously issued results.

•	Market spreads returning closer to historical levels.

•	Foreign exchange rates as of June 30, 2017. A slight improvement from prior guidance.

•	SVS business is retained for 2017.

•	Interest expense of $108 million in 2017.

•	Fully diluted shares outstanding of 94 million shares. This assumes an approximate 600,000 share impact from the ASR for the balance of the year.

•	Full year tax rate of 29.2%.

•
The Nextraq business was sold on July 17, 2017 and is not included in the Company’s rest of year guidance. The impact of removing Nextraq is an approximate reduction of $0.08 in adjusted net income per diluted share. The Company estimates it will recognize a net gain on sale of Nextraq of approximately $90 million or $0.95 per diluted share, which is not included in guidance.

•
The Company assumes that the Cambridge Global Payments acquisition will close by September 1, and is included in guidance. The impact of the Cambridge acquisition in the Company’s second half guidance is approximately $0.04 to $0.05 in adjusted net income per diluted share, net of deal related expenses.[3]

•	No impact related to acquisitions or material new partnership agreements not already disclosed.

The Company’s volumes build throughout the year and new asset initiatives gain momentum throughout the year resulting in higher earnings per share in the third and fourth quarters. For the third quarter, the Company is expecting adjusted net income per diluted share to be in the range of $2.09 to $2.16.

Conference Call
The Company will host a conference call to discuss second quarter 2017 financial results today at 5:00pm ET. Hosting the call will be Ron Clarke, chief executive officer, and Eric Dey, chief financial officer. The conference call can be accessed live over the phone by dialing (877) 407-0784, or for international callers (201) 689-8560. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13667017. The replay will be available until August 10, 2017. The call will be webcast live from the Company's investor relations website at investor.fleetcor.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FLEETCOR's beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as "anticipate," "intend," "believe," "estimate," "plan," "seek," "project," "expect," "may," "will," "would," "could" or "should," the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to macro- economic conditions and estimated impact of these conditions on our operations and financial results, expected timing of acquisitions and dispositions, revenue and earnings guidance and assumptions underlying financial guidance. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as fuel price and spread volatility; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic conditions on fueling patterns and the commercial activity of fleets; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards or resulting from investigations; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new customer arrangements or acquisitions and the failure to successfully integrate or otherwise achieve anticipated benefits from such customer arrangements or acquired businesses; failure to successfully expand business internationally, risks related to litigation, our ability to complete an accelerated share repurchase, as well as the other risks and uncertainties identified under the caption "Risk Factors" in FLEETCOR's Annual Report on Form 10- K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on March 1, 2017. FLEETCOR believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FLEETCOR does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

______________________________
3There can be no assurance that the Cambridge acquisition will close on September 1. The actual 2017 impact will depend on the actual date of closing.

About Non-GAAP Financial Measures
Adjusted revenue is calculated as revenues less merchant commissions. Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts and intangible assets, (c) amortization of the premium recognized on the purchase of receivables, (d) our proportionate share of amortization of intangible assets at our equity method investment, (e) a non-recurring net gain at our equity method investment and (f) impairment of our equity method investment. The Company uses adjusted revenue as a basis to evaluate the Company’s revenues, net of the commissions that are paid to merchants to participate in our card programs. The commissions paid to merchants can vary when market spreads fluctuate in much the same way as revenues are impacted when market spreads fluctuate. The Company believes this is a more effective way to evaluate the Company’s revenue performance. We prepare adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted revenues and adjusted net income are supplemental measures of operating performance that do not represent and should not be considered as an alternative to revenues, net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash stock based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also believe one-time non-recurring gains and impairment charges do not necessarily reflect how our equity method investment and business is performing. Reconciliations of GAAP results to non-GAAP results are provided in the attached exhibit 1. A reconciliation of GAAP to non-GAAP product revenue organic growth calculation is provided in the attached exhibit 5. A reconciliation of the impact of the adoption of ASU 2016-09 to GAAP and non-GAAP results is provided in the attached exhibit 6. A reconciliation of GAAP to non-GAAP guidance is provided in the attached exhibit 7.

Management uses adjusted revenues and adjusted net income:

•	as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted revenues, adjusted net income, and adjusted net income per diluted share are key measures used by the Company and investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FLEETCOR
FLEETCOR Technologies (NYSE: FLT) is a leading global provider of commercial payment solutions. The Company helps businesses of all sizes better control, simplify and secure payment of their fuel, toll, lodging and other general payables.  With its proprietary payment acceptance networks, FLEETCOR provides affiliated merchants with incremental sales and loyalty.  FLEETCOR serves businesses, partners and merchants in North America, Latin America, Europe, and Australasia. For more information, please visit www.FLEETCOR.com.

Contact:
Investor Relations
investor@fleetcor.com
(770) 729-2017

FleetCor Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016¹	2017	2016¹
Revenues, net	$541,237	$417,905	$1,061,670	$832,167
Expenses:
Merchant commissions	30,619	22,308	55,003	50,541
Processing	103,322	80,691	205,146	160,505
Selling	38,957	31,947	77,794	58,500
General and administrative	87,569	63,586	183,003	131,180
Depreciation and amortization	64,709	48,436	129,575	84,764
Other operating, net	18	(231)	38	(446)
Operating income	216,043	171,168	411,111	347,123
Equity method investment loss (income)	2,354	(7,184)	4,731	(4,991)
Other (income) expense, net	(551)	104	1,645	763
Interest expense, net	23,851	15,900	46,978	32,091
Total other expense	25,654	8,820	53,354	27,863
Income before income taxes	190,389	162,348	357,757	319,260
Provision for income taxes	59,402	46,095	103,077	91,917
Net income	$130,987	$116,253	$254,680	$227,343
Basic earnings per share	$1.42	$1.25	$2.77	$2.46
Diluted earnings per share	$1.39	$1.22	$2.70	$2.39
Weighted average shares outstanding:
Basic shares	92,013	92,665	92,060	92,591
Diluted shares	94,223	95,279	94,392	95,137

[1] Reflects the impact of the Company's adoption of Accounting Standards Update 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, to simplify several aspects of the accounting for share-based compensation, including the income tax consequences. See Exhibit 6 for a reconciliation to previously issued results.

FleetCor Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	June 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$564,578	$475,018
Restricted cash	201,039	168,752
Accounts and other receivables (less allowance for doubtful accounts of $47,836 at June 30, 2017 and $32,506 at December 31, 2016)	1,429,563	1,202,009
Securitized accounts receivable — restricted for securitization investors	741,000	591,000
Prepaid expenses and other current assets	109,178	90,914
Total current assets	3,045,358	2,527,693
Property and equipment, net	154,278	142,504
Goodwill	4,212,523	4,195,150
Other intangibles, net	2,562,326	2,653,233
Investments	40,845	36,200
Other assets	86,381	71,952
Total assets	$10,101,711	$9,626,732
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,240,766	$1,151,432
Accrued expenses	206,073	238,812
Customer deposits	688,574	530,787
Securitization facility	741,000	591,000
Current portion of notes payable and lines of credit	702,444	745,506
Other current liabilities	40,169	38,781
Total current liabilities	3,619,026	3,296,318
Notes payable and other obligations, less current portion	2,394,621	2,521,727
Deferred income taxes	637,162	668,580
Other noncurrent liabilities	45,402	56,069
Total noncurrent liabilities	3,077,185	3,246,376
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 475,000,000 shares authorized, 121,712,973 shares issued and 91,878,784 shares outstanding at June 30, 2017; and 121,259,960 shares issued and 91,836,938 shares outstanding at December 31, 2016	122	121
Additional paid-in capital	2,136,913	2,074,094
Retained earnings	2,473,401	2,218,721
Accumulated other comprehensive loss	(610,049)	(666,403)
Less treasury stock, 29,834,189 shares at June 30, 2017 and 29,423,022 shares at December 31, 2016	(594,887)	(542,495)
Total stockholders’ equity	3,405,500	3,084,038
Total liabilities and stockholders’ equity	$10,101,711	$9,626,732

FleetCor Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2017	2016¹
Operating activities
Net income	$254,680	$227,343
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	21,593	16,311
Stock-based compensation	44,243	32,620
Provision for losses on accounts receivable	27,648	13,729
Amortization of deferred financing costs and discounts	3,800	3,651
Amortization of intangible assets	104,894	66,114
Amortization of premium on receivables	3,088	2,339
Deferred income taxes	(32,660)	(9,248)
Equity method investment loss (income)	4,731	(4,991)
Other non-cash operating income	—	(446)
Changes in operating assets and liabilities (net of acquisitions):
Restricted cash	(28,739)	13,555
Accounts and other receivables	(380,196)	(392,545)
Prepaid expenses and other current assets	(18,778)	(4,636)
Other assets	(15,050)	(9,362)
Accounts payable, accrued expenses and customer deposits	189,750	257,608
Net cash provided by operating activities	179,004	212,042
Investing activities
Acquisitions, net of cash acquired	(3,580)	(5,299)
Purchases of property and equipment	(32,600)	(24,757)
Other	(6,327)	(7,868)
Net cash used in investing activities	(42,507)	(37,924)
Financing activities
Proceeds from issuance of common stock	16,432	7,964
Repurchase of common stock	(52,393)	(26,037)
Borrowings on securitization facility, net	150,000	99,000
Principal payments on notes payable	(66,725)	(51,750)
Borrowings from revolver – A Facility	90,000	140,000
Payments on revolver – A Facility	(215,901)	(290,000)
Borrowings on swing line of credit, net	10,245	—
Other	537	(666)
Net cash used in financing activities	(67,805)	(121,489)
Effect of foreign currency exchange rates on cash	20,868	(6,696)
Net increase in cash and cash equivalents	89,560	45,933
Cash and cash equivalents, beginning of period	475,018	447,152
Cash and cash equivalents, end of period	$564,578	$493,085
Supplemental cash flow information
Cash paid for interest	$68,431	$30,361
Cash paid for income taxes	$188,157	$64,345

[1] Reflects the impact of the Company's adoption of Accounting Standards Update 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, to simplify several aspects of the accounting for share-based compensation, including the income tax consequences. See Exhibit 6 for a reconciliation to previously issued results.

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except per share amounts)
(Unaudited)

The following table reconciles revenues, net to adjusted revenues:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues, net	$541,237	$417,905	$1,061,670	$832,167
Merchant commissions	30,619	22,308	55,003	50,541
Total adjusted revenues	$510,618	$395,597	$1,006,667	$781,626

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:*

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016¹	2017	2016¹
Net income	$130,987	$116,253	$254,680	$227,343

Stock based compensation	21,150	17,434	44,243	32,620
Amortization of intangible assets	52,240	38,752	104,894	66,114
Amortization of premium on receivables	1,544	1,349	3,088	2,339
Amortization of deferred financing costs and discounts	1,886	1,829	3,800	3,651
Amortization of intangibles at equity method investment	2,917	2,824	5,376	5,127
Non recurring net gain at equity method investment	—	(10,845)	—	(10,845)
Total pre-tax adjustments	79,737	51,343	161,401	99,006
Income tax impact of pre-tax adjustments at the effective tax rate[2]	(23,675)	(17,635)	(44,055)	(30,699)
Adjusted net income	$187,049	$149,960	$372,026	$295,650
Adjusted net income per diluted share	$1.99	$1.57	$3.94	$3.11
Diluted shares	94,223	95,279	94,392	95,137

*Columns may not calculate due to impact of rounding.

[1]Reflects the impact of the Company's adoption of Accounting Standards Update 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, to simplify several aspects of the accounting for share-based compensation, including the income tax consequences. See Exhibit 6 for a reconciliation to previously issued results.

[2]Excludes the results of our equity method investment on our effective tax rate, as results from our equity method investment are reported within the Consolidated Income Statements on a post-tax basis and no tax-over-book outside basis differences related to our equity method investment reversed during 2016 or are expected to reverse in 2017.

Exhibit 2
Transaction Volume and Revenues Per Transaction by Segment and by Product Category, on a GAAP Basis
and Pro Forma and Macro Adjusted
(In millions except revenues, net per transaction)
(Unaudited)

The following table presents revenue and revenue per transaction, by segment.*

	As Reported
	Three Months Ended June 30,				Six Months Ended June 30,
	2017	2016	Change	% Change	2017	2016	Change	% Change
NORTH AMERICA
'- Transactions	430.7	411.6	19.1	5%	904.7	846.1	58.6	7%
'- Revenues, net per transaction	$0.80	$0.73	$0.06	9%	$0.74	$0.71	$0.03	4%
'- Revenues, net	$343.0	$301.1	$41.9	14%	$672.9	$604.7	$68.3	11%
INTERNATIONAL
'- Transactions	271.3	53.4	217.9	408%	542.2	106.0	436.3	412%
'- Revenues, net per transaction	$0.73	$2.19	$(1.46)	(67)%	$0.72	$2.15	$(1.43)	(67)%
'- Revenues, net	$198.2	$116.8	$81.5	70%	$388.7	$227.5	$161.2	71%
FLEETCOR CONSOLIDATED REVENUES
'- Transactions	702.0	465.0	237.0	51%	1,446.9	952.0	494.9	52%
'- Revenues, net per transaction	$0.77	$0.90	$(0.13)	(14)%	$0.73	$0.87	$(0.14)	(16)%
'- Revenues, net	$541.2	$417.9	$123.3	30%	$1,061.7	$832.2	$229.5	28%

The following table presents revenue and revenue per transaction, by product category.*

	As Reported				Pro Forma and Macro Adjusted[2]
	Three Months Ended June 30,				Three Months Ended June 30,
	2017	2016	Change	% Change	2017	2016	Change	% Change
FUEL CARDS
'- Transactions	117.3	108.1	9.1	8%	117.3	111.3	5.9	5%
'- Revenues, net per transaction	$2.37	$2.23	$0.15	7%	$2.24	$2.18	$0.06	3%
'- Revenues, net	$278.2	$240.7	$37.5	16%	$263.0	$242.9	$20.0	8%
CORPORATE PAYMENTS
'- Transactions	10.4	9.9	0.5	5%	10.4	9.9	0.5	5%
'- Revenues, net per transaction	$4.85	$4.54	$0.31	7%	$4.84	$4.54	$0.30	7%
'- Revenues, net	$50.2	$44.8	$5.4	12%	$50.1	$44.8	$5.3	12%
TOLLS
'- Transactions	222.5	9.6	212.9	2,211%	222.5	223.6	(1.0)	—%
'- Revenues, net per transaction	$0.34	$0.25	$0.09	37%	$0.31	$0.27	$0.04	14%
'- Revenues, net	$76.0	$2.4	$73.6	3,063%	$69.6	$61.3	$8.3	13%
LODGING
'- Transactions	3.4	3.3	0.1	2%	3.4	3.3	0.1	2%
'- Revenues, net per transaction	$8.57	$7.50	$1.06	14%	$8.57	$7.50	$1.06	14%
'- Revenues, net	$29.0	$24.9	$4.1	16%	$29.0	$24.9	$4.1	16%
GIFT
'- Transactions	328.3	312.8	15.5	5%	328.3	312.8	15.5	5%
'- Revenues, net per transaction	$0.13	$0.12	$0.01	5%	$0.13	$0.12	$0.01	5%
'- Revenues, net	$41.3	$37.4	$3.9	11%	$41.3	$37.4	$3.9	11%
OTHER[1]
'- Transactions	20.1	21.3	(1.1)	(5)%	20.1	21.3	(1.1)	(5)%
'- Revenues, net per transaction	$3.31	$3.18	$0.12	4%	$3.34	$3.18	$0.16	5%
'- Revenues, net	$66.6	$67.7	$(1.1)	(2)%	$67.3	$67.7	$(0.4)	(1)%
FLEETCOR CONSOLIDATED REVENUES
'- Transactions	702.0	465.0	237.0	51%	702.0	682.2	19.9	3%
'- Revenues, net per transaction	$0.77	$0.90	$(0.13)	(14)%	$0.74	$0.70	$0.04	6%
'- Revenues, net	$541.2	$417.9	$123.3	30%	$520.2	$479.1	$41.1	9%
*Columns may not calculate due to impact of rounding
1Other includes telematics, maintenance, food and transportation related businesses.
2 See exhibit 5 for a reconciliation of pro forma and macro adjusted revenue by product, non-GAAP measures to the GAAP equivalent.

Exhibit 3
Revenues by Geography, Product and Source
(In millions)
(Unaudited)

Revenue by Geography*	Three Months Ended June 30,				Six Months Ended June 30,
	2017	%	2016	%	2017	%	2016	%
US	$343	63%	$301	72%	$673	63%	$605	73%
UK	58	11%	61	14%	112	11%	119	14%
Brazil	93	17%	19	4%	186	18%	35	4%
Other	47	9%	38	9%	90	8%	73	9%
Consolidated Revenues, net	$541	100%	$418	100%	$1,062	100%	$832	100%
     *Columns may not calculate due to impact of rounding.

Revenue by Product Category*	Three Months Ended June 30,				Six Months Ended June 30,[8]
	2017	%	2016	%	2017	%	2016	%
Fuel Cards	$278	51%	$241	58%	$539	51%	$483	58%
Corporate Payments	50	9%	45	11%	97	9%	86	10%
Tolls	76	14%	2	1%	153	14%	5	1%
Lodging	29	5%	25	6%	53	5%	46	5%
Gift	41	8%	37	9%	90	8%	80	10%
Other	67	12%	68	16%	131	12%	133	16%
Consolidated Revenues, net	$541	100%	$418	100%	$1,062	100%	$832	100%
*Columns may not calculate due to impact of rounding.

Major Sources of Revenue*	Three Months Ended June 30,				Six Months Ended June 30,[8]
	2017	%	2016	%	2017	%	2016	%
Customer
Processing and Program Revenue[1]	$248	46%	$173	42%	$493	46%	$345	41%
Late Fees and Finance Charges[2]	34	6%	27	6%	71	7%	55	7%
Miscellaneous Fees[3]	33	6%	31	7%	65	6%	59	7%
	314	58%	231	55%	629	59%	459	55%
Merchant
Discount Revenue (Fuel)[4]	74	14%	66	16%	146	14%	126	15%
Discount Revenue (NonFuel)[5]	44	8%	39	9%	85	8%	76	9%
Tied to Fuel-Price Spreads[6]	62	12%	41	10%	112	11%	93	11%
Program Revenue[7]	47	9%	40	10%	91	9%	78	9%
	227	42%	187	45%	433	41%	373	45%
Consolidated Revenues, net	$541	100%	$418	100%	$1,062	100%	$832	100%

[1]Includes revenue from customers based on accounts, cards, devices, transactions, load amounts and/or purchase amounts, etc. for participation in our various fleet and workforce related programs; as well as, revenue from partners (e.g., major retailers, leasing companies, oil companies, petroleum marketers, etc.) for processing and network management services. Primarily represents revenue from North American trucking, lodging, prepaid benefits, telematics, gifts cards and toll related businesses.

[2]Fees for late payment and interest charges for carrying a balance charged to a customer.
[3]Non-standard fees charged to customers based on customer behavior or optional participation, primarily including high credit risk surcharges, over credit limit charges, minimum processing fees, printing and mailing fees, environmental fees, etc.

[4]Interchange revenue directly influenced by the absolute price of fuel and other interchange related to fuel products.
[5]Interchange revenue related to nonfuel products.
[6]Revenue derived from the difference between the price charged to a fleet customer for a transaction and the price paid to the merchant for the same transaction.
[7]Revenue derived primarily from the sale of equipment, software and related maintenance to merchants.
[8]Amounts shown for the six months ended June 30, 2017 and 2016 reflect immaterial corrections in estimated allocation of revenue by product and sources of revenue from previously disclosed amounts for the prior period.

*We may not be able to precisely calculate revenue by source, as certain estimates were made in these allocations. Columns may not calculate due to impact of rounding. This table reflects how management views the sources of revenue and may not be consistent with prior disclosure.

Exhibit 4
Segment Results
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues, net:
North America	$342,995	$301,126	$672,943	$604,674
International	198,242	116,779	388,727	227,493
	$541,237	$417,905	$1,061,670	$832,167
Operating income:
North America	$134,926	$117,611	$255,898	$231,461
International	81,117	53,557	155,213	115,662
	$216,043	$171,168	$411,111	$347,123
Depreciation and amortization:
North America	$33,384	$32,180	$66,561	$63,612
International	31,325	16,256	63,014	21,152
	$64,709	$48,436	$129,575	$84,764
Capital expenditures:
North America	$12,102	$8,579	$21,734	$16,521
International	5,702	4,439	10,866	8,236
	$17,804	$13,018	$32,600	$24,757

Exhibit 5
Reconciliation of Non-GAAP Revenue and Transactions by Product to GAAP*
(In millions)
(Unaudited)

	Revenue		Transactions
	Three Months Ended June 30,		Three Months Ended June 30,
	2017	2016	2017	2016
FUEL CARDS
Pro forma and macro adjusted[2,3]	$263.0	$242.9	$117.3	$111.3
Impact of acquisitions/dispositions	—	(2.3)	—	(3.2)
Impact of fuel prices/spread	19.5	—	—	—
Impact of foreign exchange rates	(4.3)	—	—	—
As reported	$278.2	$240.7	$117.3	$108.1
CORPORATE PAYMENTS
Pro forma and macro adjusted[2,3]	$50.1	$44.8	$10.4	$9.9
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	0.1	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$50.2	$44.8	$10.4	$9.9
TOLLS
Pro forma and macro adjusted[2,3]	$69.6	$61.3	$222.5	$223.6
Impact of acquisitions/dispositions	—	(58.9)	—	(213.9)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	6.4	—	—	—
As reported	$76.0	$2.4	$222.5	$9.6
LODGING
Pro forma and macro adjusted[2,3]	$29.0	$24.9	$3.4	$3.3
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$29.0	$24.9	$3.4	$3.3
GIFT
Pro forma and macro adjusted[2,3]	$41.3	$37.4	$328.3	$312.8
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$41.3	$37.4	$328.3	$312.8
OTHER[1]
Pro forma and macro adjusted[2,3]	$67.3	$67.7	$20.1	$21.3
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(0.7)	—	—	—
As reported	$66.6	$67.7	$20.1	$21.3

FLEETCOR CONSOLIDATED REVENUES
Pro forma and macro adjusted[2,3]	$520.2	$479.1	$702.0	$682.2
Impact of acquisitions/dispositions	—	(61.2)	—	(217.1)
Impact of fuel prices/spread	19.7	—	—	—
Impact of foreign exchange rates	1.4	—	—	—
As reported	$541.2	$417.9	$702.0	$465.0

* Columns may not calculate due to impact of rounding.
[1]Other includes telematics, maintenance, food and transportation related businesses.
[2]2016 is pro forma to include acquisitions and exclude dispositions consistent with 2017 ownership.
[3]2017 is adjusted to remove the impact of changes in the macroeconomic environment to be consistent with the same period of prior year, using constant fuel prices, fuel price spreads and foreign exchange rates.

Exhibit 6
Reconciliation of the Impact of the Company's Adoption of Accounting Standards Update 2016-09
(In thousands, except per share amounts)
(Unaudited)

The following table reconciles the impact of retrospectively applying ASU 2016-09 to the previously issued consolidated statements of income for the three and six month periods ended June 30, 2016:*

	Three Months Ended June 30, 2016			Six Months Ended June 30, 2016
	As Previously Reported	Adjustments	As Recast[1]	As Previously Reported	Adjustments	As Recast[1]
Income before income taxes	$162,348	$—	$162,348	$319,260	$—	$319,260
Provision for income taxes	48,163	(2,068)	46,095	95,103	(3,186)	$91,917
Net income	$114,185	$2,068	$116,253	$224,157	$3,186	$227,343
Earnings per share:
Basic earnings per share	$1.23	$0.02	$1.25	$2.42	$0.04	$2.46
Diluted earnings per share	$1.21	$0.01	$1.22	$2.37	$0.02	$2.39
Weighted average common shares outstanding:
Basic	92,665	—	92,665	92,591	—	92,591
Diluted	94,549	729	95,279	94,437	700	95,137

The following table reconciles the impact of retrospectively applying ASU 2016-09 to the previously disclosed calculation of adjusted net income and adjusted net income per diluted share for the three and six month periods ended June 30, 2016:*

	Three Months Ended June 30, 2016			Six Months Ended June 30, 2016
	As Previously Reported	Adjustments	As Recast[1]	As Previously Reported	Adjustments	As Recast[1]
Adjusted net income and adjusted net income per diluted share:
Net income	$114,185	$2,068	$116,253	$224,157	$3,186	$227,343
Total pre-tax adjustments	51,343	—	51,343	99,006	—	$99,006
Income tax impact of pre-tax adjustments at the effective tax rate[2]	(18,427)	791	(17,635)	(31,809)	1,110	(30,699)
Adjusted net income	$147,101	$2,859	$149,960	$291,354	$4,296	$295,650
Adjusted net income per diluted share	$1.56	$0.01	$1.57	$3.09	$0.02	$3.11
Diluted shares	94,549	729	95,279	94,437	700	95,137

The following table reconciles the impact of retrospectively applying ASU 2016-09 to the consolidated statement of cash flows for the six months ended June 30, 2016:*

	Six Months Ended June 30, 2016
	As Previously Reported	Adjustments	As Recast[1]
Net cash provided by operating activities	$208,856	$3,186	$212,042
Net cash used in investing activities	(37,924)	—	(37,924)
Net cash used in financing activities	(118,303)	(3,186)	(121,489)
Effect of foreign currency exchange rates on cash	(6,696)	—	(6,696)
Net increase in cash	$45,933	$—	$45,933

*Columns may not calculate due to impact of rounding.
[1]Reflects the impact of the Company's adoption of Accounting Standards Update 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, to simplify several aspects of the accounting for share-based compensation, including the income tax consequences.

[2]Excludes the results of our equity method investment on our effective tax rate, as results from our equity method investment are reported within the Consolidated Income Statements on a post-tax basis and no tax-over-book outside basis differences related to our equity method investment reversed during 2016 or are expected to reverse in 2017.

Exhibit 7
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles 2017 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range:

	2017 GUIDANCE
	Low*	High*
Net income	$545	$565
Net income per diluted share	$5.80	$6.00

Stock based compensation	84	84
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	229	229
Amortization of intangibles at equity method investment	11	11
Total pre-tax adjustments	324	324
Income tax impact of pre-tax adjustments at the effective tax rate**	(95)	(95)
Adjusted net income	$775	$795
Adjusted net income per diluted share	$8.24	$8.44

Diluted shares	94	94

* Columns may not calculate due to impact of rounding.

** Excludes the results of our equity method investment on our effective tax rate, as results from our equity method investment are reported within the Consolidated Income Statements on a post-tax basis and no tax-over-book outside basis differences related to our equity method investment are expected to reverse in 2017.